UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 3, 2015

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Neurocrine Biosciences, Inc. (the “Company”) maintains a bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), in consultation with the other independent members of the Board of Directors. The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.

The Compensation Committee, in consultation with the other independent members of the Board of Directors, may, at their sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus under the Bonus Plan. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus under the Bonus Plan. On February 3, 2015, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved bonus payouts under the Bonus Plan for 2014 goal achievement. The individual amounts approved for payment to the Company’s named executive officers are set forth below:

Officer	Title	Bonus Amount
Kevin Gorman	President and Chief Executive Officer	$401,256
Timothy Coughlin	Chief Financial Officer	$245,820
Christopher O’Brien	Chief Medical Officer	$275,400
Haig Bozigian	Chief Development Officer	$218,040
Dimitri Grigoriadis	Chief Research Officer	$198,660

On February 3, 2015, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved 2015 base salaries for the Company’s named executive officers. The individual 2015 base salaries approved for the Company’s named executive officers are set forth below:

Officer	Title	Base Salary
Kevin Gorman	President and Chief Executive Officer	$575,000
Timothy Coughlin	Chief Financial Officer	$422,000
Christopher O’Brien	Chief Medical Officer	$472,800
Haig Bozigian	Chief Development Officer	$381,600
Dimitri Grigoriadis	Chief Research Officer	$347,700

On February 3, 2015, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved the grant of stock options to the Company’s named executive officers pursuant to the Company’s 2011 Equity Incentive Plan. The exercise price for these options is equal to the closing price of the Company’s stock on the NASDAQ Global Select Market on February 3, 2015 of $32.99. These options have a 10 year term and vest ratably on a monthly basis over a four year period, subject to the executive officer’s continued service to the Company. The individual option grants approved for the Company’s named executive officers are set forth below:

Officer	Title	Options Granted
Kevin Gorman	President and Chief Executive Officer	150,000
Timothy Coughlin	Chief Financial Officer	80,000
Christopher O’Brien	Chief Medical Officer	75,000
Haig Bozigian	Chief Development Officer	65,000
Dimitri Grigoriadis	Chief Research Officer	65,000

On February 3, 2015, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved the grant of restricted stock units (“RSU”) to the Company’s named executive officers pursuant to the Company’s 2011 Equity Incentive Plan. These RSU vest ratably on an annual basis over a four year period, subject to the executive officer’s continued service to the Company. The individual RSU approved for the Company’s named executive officers are set forth below:

Officer	Title	RSU Granted
Kevin Gorman	President and Chief Executive Officer	25,000
Timothy Coughlin	Chief Financial Officer	12,000
Christopher O’Brien	Chief Medical Officer	12,000
Haig Bozigian	Chief Development Officer	11,000
Dimitri Grigoriadis	Chief Research Officer	11,000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2015	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer